Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in registration statements No. 333-226195, No. 333-233795, No. 333-235327, No. 333-238229, and No. 333-239807 on Form F-3, registration statements No. 333-233793 and No. 333-235729 on Form F-1, and registration statements No. 333-211478, No. 333-218538, No. 333-230584, No. 333-238481, and No. 333-264107 on Form S-8 of our report dated March 2, 2023, with respect to the consolidated financial statements of Purple Biotech Ltd. and its subsidiaries.

Somekh Chaikin

Member Firm of KPMG International

Tel Aviv, Israel

March 2, 2023